GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
DECLARES REGULAR QUARTERLY DIVIDEND

Atlanta, Georgia, August 19, 2019 - Genuine Parts Company (NYSE: GPC) announced today that its Board of Directors declared a regular quarterly cash dividend of seventy-six and one-quarter cents ($0.7625) per share on the Company’s common stock.

The dividend is payable October 1, 2019 to shareholders of record September 6, 2019.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany, Poland, the Netherlands and Belgium. The Company also distributes industrial replacement parts and electrical specialty materials in the U.S., Canada, Mexico and Australasia through its Industrial Parts Group. S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and in Canada. Genuine Parts Company had 2018 revenues of $18.7 billion. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO - (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations - (678) 934-5628